UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2021

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-05534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard,Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 317-636-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 5, 2021, Protective Insurance Corporation (the “Company”) held a special meeting of its shareholders (the “Special Meeting”). A brief description of the matters voted upon at the Special Meeting and the results of the voting on such matters is set forth below. At the Special Meeting, there were present, in person or by proxy, 1,909,601 shares of the Company’s class A common stock representing at least a majority of the 2,603,350 shares of the Company’s class A common stock outstanding and eligible to vote. This constituted a quorum for all matters to be presented at the Special Meeting.
Proposal 1: A proposal to approve the agreement and plan of merger, dated as of February 14, 2021, by and among the Company, an Indiana corporation, The Progressive Corporation, an Ohio corporation (“Progressive) and Carnation Merger Sub Inc., an Indiana corporation and an indirect, wholly owned subsidiary of Progressive (referred to as the “merger proposal”), passed and was voted upon by shares of the Company’s class A common stock as follows:
For	1,859,286
Against	50,115
Abstain	200

Proposal 2: A proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger passed and was voted upon by shares of the Company’s class A common stock as follows:
For	1,704,419
Against	204,982
Abstain	200

Proposal 3: In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient shares of class A common stock represented to constitute a quorum at the time of the Special Meeting to approve the merger proposal (referred to as the “Company adjournment proposal”). The Company adjournment proposal was rendered moot in light of adoption of the merger proposal.

Item 8.01.  Other Events

On May 6, 2021, the Company issued a press release announcing the results of the shareholder vote at the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

May 6, 2021                                                                   By:    /s/ Jeremy D. Edgecliffe-Johnson
                          Jeremy D. Edgecliffe-Johnson,
                           Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Issued by Protective Insurance Corporation, dated May 6, 2021.